Exhibit 10.38

CONSULTING AGREEMENT

Consulting Agreement (this “Agreement”), entered into this 19th day of February 2021, sets forth the arrangement between Quest Patent Research Corporation, a Delaware corporation, with its principal place of business at 411 Theodore Fremd Ave., Suite 206S, Rye, NY 10580 (hereinafter referred to as “Company”), and _____________ , an individual, with her principal place of residence at _____________________ (hereinafter referred to as “Consultant,”), the Company and Consultant being collectively referred to as the “Parties” and each as a “Party.”).

W I T N E S S E T H:

WHEREAS, prior to August 31, 2020, the Company’s common stock, par value $0.00003 per share (“Common Stock”), was traded on the OTCQB market; and

WHEREAS, effective August 31, 2020, the Common Stock ceased to be trading on the OTCQB market because of the failure of the Company to maintain a bid price for the Common Stock of at least $0.01 per share for a period of 30 days, with the result that the Common Stock is currently traded on the OTC Pink Market; and

WHEREAS, the Company desires to engage Consultant to provide investor relations and other services to assist the Company in its efforts to meet three goals, in connection with each of which the Company will have to develop revenue streams (i) have the Common Stock trading on the OTCQB, (ii) increase the Company’s stockholders’ equity to at least $5,000,000, and (iii) to have the Common Stock listed on either the NASDAQ Stock Market or the NYSE (an “Exchange”), such goals being collectively referred to as the “Goals.”

WHEREAS, Consultant is willing to perform such services and assist the Company in attaining the Goals including providing services concerning the Company’s business planning, financial strategy and corporate structure in connection with the Company’s business development, financing and operations;

WHEREFORE, the Parties agree as follows:

1. Services.

(a) In consultation with the management of the Company, during the Term, as hereinafter defined, Consultant shall provide advice and services concerning the Company’s business planning, financial strategy, financial strategy implementation, and corporate structure (“Services”) in connection with the Company’s business development, financing and operations. The Services shall include, without limitation, the services set forth on Schedule I to this Agreement. Consultant shall report to the Company’s chief executive officer of such other executive officer as may be designated by the Company’s chief executive officer. Consultant shall provide the Services in such form, manner and place as Consultant shall reasonably determine. For the avoidance of doubt, it is agreed and understood that the Services shall not include, and under no circumstances shall Consultant render, any services relating directly or indirectly to (a) the raising of funds or any other services for which registration with the United States Securities and Exchange Commission, FINRA or any state securities commission or body is required or (b) providing legal, accounting or other professional advice or services or (c) providing investment advisory services. A breach of Consultant’s obligations under the preceding sentence shall be a basis for the Company’s termination of this Agreement and the termination of any outstanding options to the extent not preciously exercised.

(b) Consultant accepts the engagement provided in this Agreement, and agrees to perform the Services for the Company in a professional manner, diligently, in good faith, and in a manner consistent with the best interests of the Company.

(c) Consultant will comply with all laws, rules and regulations related to its activities on behalf of the Company pursuant to this Agreement. Consultant acknowledges that it is aware that the federal securities laws prohibit trading or aiding or assisting others in trading in the Company’s securities while in possession of material non-public information concerning the Company. Consultant acknowledges that with respect to any Company securities now or at any time hereafter owned beneficially or of record by Consultant or any of its affiliates, that it will refrain from trading, aiding or assisting others in trading or disclosing (other than to persons who the Company has advised Consultant have signed a non-disclosure agreement with the Company) while Consultant or any her affiliates is in possession of material non-public information concerning the Company.

2. Compensation. As sole compensation for the Services, the Company shall issue to the Consultant:

(a) A restricted stock grant for 10,000,000 shares (the “Shares”) of Common Stock pursuant to the Company’s amended 2017 Equity Incentive Plan, which grant shall fully vest on issuance, and Consultant shall have all rights as a stockholder with respect to the Shares, subject to restriction on transfer of the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

(b) A ten-year option (the “Option”) to purchase 30,000,000 shares (the “Option Shares”)of Common Stock, which Option shall vest cumulatively and at the exercise prices as follow:

(i) The Option shall become exercisable as to 10,000,000 Option Shares at an exercise price of $0.01 per share upon the commencement of trading of the Common Stock on the OTCQB

(ii) The Option shall become exercisable as to 10,000,000 Option Shares, at an exercise price of $0.03 per share, on first date of which the Company files with the SEC a Form 10-K or Form 10-Q in which the Company reports stockholders’ equity of at least $5,000,000, and

(iii) The Option shall become exercisable as to 10,000,000 Option Shares, at an exercise price of $0.05 per share, on the date the trading of the Common Stock commences on an Exchange.

(c) Consultant agrees to execute and deliver to the Company, a restricted stock agreement and instrument of option grant in the forms of Exhibits A and B to this Agreement, respectively. The certificate for the Shares shall have a standard investment legend.

3. Term. This Agreement shall have a term (the “Term”) of ten years, commencing on the date of this Agreement.

4. Independent Contractor. The relationship between Consultant and the Company is as an independent contractor. Nothing in this Agreement creates a joint venture, partnership, or the relationship of principal and agent, or employee and employer between the Parties; and no Party has the authority to bind any other Party by representation, declaration or admission, or to make any contract or commitment on behalf of any other Party or to pledge any other Party’s credit. Consultant shall be responsible for his own estimated tax payments.

5. Termination.

(a) This Agreement shall terminate upon the Consultant’s death.

(b) This Agreement and Consultant’s engagement pursuant to this Agreement may be terminated by Consultant or the Company on not less than ten days’ written notice in the event of the Consultant’s Disability. The term “Disability” shall mean any illness, disability or incapacity of the Consultant which prevents her from substantially performing her regular duties for a period of one month or six weeks, even though not consecutive, in any twelve-month period.

(c) This Agreement and Consultant’s engagement pursuant to this Agreement may be immediately terminated by the Company for Cause.  The term “Cause” shall mean:

(i) a violation of Consultant’s obligations pursuant to Section 1(a) of this Agreement.

(ii) repeated failure of Consultant to perform material instructions from the executive officer to whom the Consultant reports, provided that such instructions are reasonable and consistent with the Consultant’s duties as set forth in Section 1 of this Agreement;

(iii) a breach of Section 6 or Section 8 of this Agreement;

(iv) a breach of trust whereby the Consultant obtains personal gain or benefit at the expense of or to the detriment of the Company or any of its affiliates without the consent of the Company’s board of directors;

(v) any fraudulent or dishonest conduct by the Consultant or any other conduct by the Consultant which damages the Company or any of its affiliates or their property, business or reputation;

(vi) a conviction of, or guilty plea or plea of nolo contendere by, the Consultant of (x) any felony or (y) any other crime involving fraud, theft, embezzlement or use or possession of illegal substances.

(d) In the event of a termination pursuant to Section 5(a) or 5(b), the Option may be exercised as to all Option Shares during the six month period following such termination. In the event of a termination pursuant to Section 5(c), the Option shall immediately terminate and Consultant shall no right to exercise the Options from and after the date of such termination.

6. Trade Secrets and Proprietary Information.

(a) Consultant recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, patents, proposed patent acquisitions, financings, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered “Confidential Information” of the Company for the purposes of this Agreement. In consideration of his engagement as a consultant, Consultant agrees that he will not, during or after the Term, without the consent of the Company make any disclosure of Confidential Information now or hereafter possessed by the Company, to any person, partnership, corporation or entity either during or after the Term, except that nothing in this Agreement shall be construed to prohibit Consultant from using or disclosing such information (a) if such disclosure is necessary in the normal course of the Company’s business in accordance with Company policies or instructions or authorization from the Company, (b) such information shall have become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, (c) complying with legal process as provided in Section 6(b) of this Agreement, or (d) subsequent to the Term, if Consultant can demonstrate that such information shall have either (i) been developed by Consultant independent of any of the Company’s confidential or proprietary information or (ii) been disclosed to Consultant by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company. For the purposes of this Section 6, the term “Company” shall include the Company, its subsidiaries and affiliates.

(b) In the event that any Confidential Information is required to be produced by Consultant pursuant to legal process, Consultant shall give the Company notice of such legal process within a reasonable time, but not later than ten business days prior to the date such disclosure is to be made, unless Consultant has received less notice, in which event Consultant shall immediately notify the Company. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company’s cost and expense) in a timely manner, Consultant shall not make any disclosure until there has been a court determination on the Company’s objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Consultant shall make disclosure only to the extent that disclosure is required by the court order, and Consultant will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

(c) Consultant shall, upon expiration or termination of the Term, or earlier at the request of the Company, turn over to the Company all documents, papers, computer disks or other material in Consultant’s possession or under Consultant’s control which may contain or be derived from Confidential Information. To the extent that any Confidential Information is on Consultant’s hard drive or other storage media, he shall, upon the request of the Company, cause such information to be erased from her computer disks and all other storage media.

(d) Consultant acknowledges that the restrictive covenants (the “Restrictive Covenants”) contained in this Section 6 are a condition of her engagement and are reasonable and valid in geographical and temporal scope and in all other respects. If any court or arbitrator determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court or arbitrator determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

7. Injunctive Relief. Consultant agrees that any violation or threatened violation of any of the provisions of Section 6 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Consultant consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Consultant from any violation or threatened violation of such provisions and compelling Consultant to comply with such provisions. This Section 7 shall not affect or limit, and the injunctive relief provided in this Section 7 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Consultant. The provisions of Sections 6 and 7 of this Agreement shall survive any termination of this Agreement and Consultant’s consulting relationship pursuant to this Agreement.

8. Consultant Representations and Warranties. The Consultant hereby represents and warrants:

(a) Consultant has the requisite power and authority to enter into this Agreement. No consent, approval or agreement of any individual or entity is required to be obtained by the Consultant in connection with the execution and performance by the Consultant of this Agreement or the execution and performance by the Consultant of any agreements, instruments or other obligations entered into in connection with this Agreement. The performance of the Services shall not violate any other agreement to which Consultant is a party, and Consultant shall not use or disclose to the Company any information which was provided to Consultant by a third party pursuant to a confidentiality agreement.

(b) Consultant is an “accredited investor,” as such term is defined in Rule 501 of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Consultant is able to bear the economic risk of an investment in the Shares, as reflected on the Accredited Investor Questionnaire attached as Exhibit A to the Restricted Stock Agreement. Consultant understands that the Shares are restricted securities, as defined in Rule 144 of the SEC under the Securities Act, and can only be sold pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements, and Consultant has provided the Company with an opinion of counsel acceptable to the Company as to any such exemption. Consultant understands that she has no registration rights with respect to the Shares. Consultant further understands and agrees that, unless registered pursuant to the Securities Act, the Option Shares are also restricted securities.

9. Indemnification.

(a) The Company shall indemnify and hold harmless Consultant against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses), arising out of, related to or based upon any violation of law, rule or regulation by the Company or the Company’s agents, employees, representatives or affiliates.

(b) Consultant shall indemnify and hold harmless the Company, its officers, directors, affiliates, successors and assigns against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses, arising out of, related to or based upon any breach by Consultant of any representation, warranty, agreement or covenant contained in or made pursuant to this Agreement or any violation of law, rule or regulation by Consultant or Consultant’s agents, employees, representatives or affiliates.

(c) If any action or claim shall be brought or asserted against a party entitled to indemnification under this Agreement (the “Indemnified Party”) or any person controlling such party and in respect of which indemnity may be sought from the party obligated to indemnify the Indemnified Party pursuant to this Section 9 (the “Indemnifying Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing and, the Indemnifying Party shall assume, at its cost and expense, the defense thereof, including the engagement of legal counsel. The Indemnified Party shall have the right to engage its own counsel, at its cost and expense; provided, that if the Indemnifying Party fails to assume the defense of such claims, the Indemnified Party shall have the right to employ a single legal counsel, reasonably acceptable to the Indemnifying Party, and the Company shall pay the reasonable legal fees and expenses of such counsel.

(d) This Section 9 shall survive any termination of this Agreement for a period of three (3) years from the date of termination of this Agreement. Notwithstanding anything herein to the contrary, no Indemnifying Party will be responsible for any indemnification obligation that arises from the gross negligence or willful misconduct of the Indemnified Party.

10. Miscellaneous.

(a) Any notice, consent or communication required under this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or e-mail or similar means of communication (“electronic communication”) if receipt is acknowledged, to the parties at their respective addresses or to e-mail address set forth on the signature page, with notice to the Company being sent to the attention of the individual who executed this Agreement on its behalf. Either party may, by like notice, change the person, address or email to which notice is to be sent.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within the State of New York, without regard to principles of conflicts of laws.

(c) Except as provided in Section 10(d), any dispute between them regarding any matter related to or arising out of this Agreement, or any Party’s performance under this Agreement, shall be resolved by binding arbitration in New York, New York by a single arbitrator before and pursuant to the then applicable rules of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”). The single arbitrator shall be selected pursuant to the rules of JAMS. If either Party prevails on substantially all issues in dispute, the prevailing Party in any arbitration, or in any litigation between the Parties, shall be awarded reasonable attorney’s fees and costs from the non-prevailing Party. This final and binding arbitration provision constitutes a mandatory alternative dispute resolution process, is in lieu of traditional court proceedings, is without a right to a jury or to court trial or appeal, and all differing court proceeding rights including without limitation to a jury are accordingly waived. Except as provided in Section 6(d), the arbitrator shall have no power to modify or amend any provisions of this Agreement.

(d) Each of the parties hereby irrevocably agrees to the exclusive jurisdiction of the federal and state courts sitting in the County of New York in the State of New York for any action to enforce the provisions of Section 7 of this Agreement or to compel arbitration pursuant to Section 10(b) of this Agreement. The Parties hereby waive any claim that New York, New York is an inconvenient forum, or that either personal or subject matter jurisdiction is lacking in New York, New York. Service may be made in the manner provided in Section 10(a), other than by electronic delivery. Nothing in this Section 10(c) shall prohibit service in any manner permitted by law. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY.

(e) If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court having jurisdiction may reduce the scope of any provision of this Agreement, so that it complies with applicable law.

(f)   This Agreement constitutes the entire agreement of the Parties as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(g) Neither Party shall have the right to assign or transfer any of its or his rights or obligations hereunder except that the Company’s rights and obligations may be assigned in connection with a merger or consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

(h) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

(i)    The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

(j)    This Agreement may be executed in counterparts, each of which when so executed and delivered will be an original document, but both of which counterparts will together constitute one and the same instrument.

(k) Each Party acknowledges that he or it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and on the advice of such independent legal counsel. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof.

[Signatures on following page]

Address and email	Signature

411 Theodore Fremd Ave., Suite 206S	QUEST PATENT RESEARCH CORPORATION
Rye, NY 10580
Email: jscahill@qprc.com	By:
Jon C. Scahill, CEO

By:
Consultant

Schedule I

Services

The Services shall include, but not limited to, the following:

●	Assisting the Company in coordinating, advertising, investor relations and other public relations programs being implemented by the Company including but not limited to setting up and attending presentations for investors and shareholders.

●	Working with the Company to establish a board of directors with committees composed of knowledgeable independent directors;

●	At such time as the Company meets the listing requirements of any tier of the Nasdaq Stock Market or the New York Stock Exchange (each, an “Exchange”), working with the Company’s professional advisors, including its attorneys and accountants, in the assembly and preparation of materials relating to the listing of the Common Stock on an Exchange;

●	Working with the Company’s management to meet the Goals.